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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 23, 1996, except as to the stock split described in Note 1 which is as of August 5, 1997, relating to the financial statements of Globecomm Systems Inc., which appears in Globecomm Systems, Inc. registration statement on S-1 (333-22425).


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
New York, New York
August 5, 1997